UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 15, 2024

Actelis Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41375	52-2160309
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4039 Clipper Court, Fremont, CA 94538

(Address of principal executive offices)

(510) 545-1045

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ASNS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Credit Agreement with Bank Mizrahi-Tefahot

On January 15, 2024, Actelis Networks Israel, Ltd. (the “Company”), a wholly owned subsidiary of Actelis Networks, Inc., entered into a credit agreement (the “Credit Agreement”) with Bank Mizrahi-Tefahot (the “Lender”). The Credit Agreement provides for a $1.5 million credit facility available to be used by the Company (“New Credit Facility”). Under the New Credit Facility, which will be secured by the Company's customer invoices, the Company will pay an annual fixed fee of a Federal SOFR rate plus 5.5% on any amount withdrawn under the New Credit Facility. The New Credit Facility expires on December 27, 2024, subject to extension.

Under the Credit Agreement, the Company is permitted to draw upon the New Credit Facility for so long as the following conditions continue to be met:

(a)	Throughout the duration of the New Credit Facility, the outstanding extended credit under it does not exceed 80% of the aggregate amount of the open customer invoices securing the New Credit Facility;

(b)	customer invoices are payable within 90 days from the date of the Company’s monthly report to the Lender; and

(c)	no single customer of the Company may account for open customer invoices securing over 30% of the total borrowed amount under the New Credit Facility.

In addition, the Credit Agreement contains other standard affirmative and negative covenants, representations, and warranties of the Company. Events of default under the Credit Agreement include, among other things, breaches of either the Credit Agreement or the Migdalor Loan Agreement (as defined below).

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the full and complete terms of the Credit Agreement, which is filed as Exhibit 4.1 to this Form 8-K and is incorporated herein by reference.

Migdalor and Lender Agreement

Pursuant to the terms of the loan agreement between Migdalor Business Investments Fund (“Migdalor”) and the Company, dated December 2, 2020, as amended (the “Migdalor Loan Agreement”), the Company gave Migdalor a first priority floating charge over the Company’s customer invoices. On January 15, 2024, the Company entered into a new agreement with Migdalor whereby Migdalor agreed to carve out from the aforesaid floating charge and allow Mizrachi to place its own first priority charge over the Company’s open customer invoices to secure the New Credit Facility.

The Company agreed to perform a partial early repayment of the Migdalor Loan Agreement in the amount of ILS 2,000,000 (approximately $550,000).

The foregoing description of the Migdalor Loan Agreement is qualified in its entirety by reference to the full and complete terms of the Migdalor Loan Agreement, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
4.1	Form of Credit Agreement
10.1	Form of Fixed Lien Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTELIS NETWORKS, INC.

Dated: February 14, 2024	By:	/s/ Yoav Efron
	Name:	Yoav Efron
	Title:	Chief Financial Officer

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